UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 5, 2014

NVE Corporation
(Exact name of registrant as specified in its charter)

Minnesota	000-12196	41-1424202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11409 Valley View Road, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 829-9217

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On May 5, 2014, James D. Hartman and Robert H. Irish each informed us they had decided not stand for reelection as directors of NVE Corporation (the “Company”) at our 2014 Annual Meeting of Shareholders (the “Annual Meeting”). Both will serve as directors until their terms expire at the Annual Meeting. Their decisions were not the result of any disagreement with the Company regarding its operations, policies, or practices. Mr. Hartman also provided us a letter confirming his decision, which is filed as Exhibit 17 to this Current Report on Form 8-K. Mr. Hartman has served eight years on our board of directors and Mr. Irish has served 22 years. We are grateful for their selfless service to the Company.

     We expect to nominate director candidates to fill the vacancies that will result from the expiration of the terms of Messrs. Hartman and Irish in the Proxy Statement for the Annual Meeting.

     In accordance with the requirements of Item 5.02 of Form 8-K, we provided Mr. Hartman and Mr. Irish copies of the disclosures contained in this Report no later than its filing date with the Securities and Exchange Commission.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date May 7, 2014	NVE CORPORATION (Registrant) /s/DANIEL A. BAKER Daniel A. Baker President & Chief Executive Officer

INDEX TO EXHIBITS
Exhibit #	Description

17	Letter from James D. Hartman dated May 5, 2014.